UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2009

BPO Management Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock, Suite 200, Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, BPO Management Services, Inc. (the “Company”) and BPOMS, Inc., a wholly-owned subsidiary of the Company (“Former BPOMS”), entered into an Employment Separation Agreement with Donald W. Rutherford, the Company’s Chief Financial Officer. Under the terms of the agreement, the Company, Former BPOMS and Mr. Rutherford agreed that his employment agreement would be modified immediately and that his employment with the Company and Former BPOMS would terminate effective as of the close of business on May 15, 2009 (the “Termination Date”). In addition to payment of his normal base salary and other amounts due under Company policies through the Termination Date, under the terms of the agreement the Company is required to pay Mr. Rutherford severance pay of $83,333.50 plus interest on the unpaid balance thereof calculated at 10% per annum payable over twelve (12) months in equal installments on the normal payroll cycle beginning with the first payroll following the Termination Date. Late payments are subject to a penalty of 1.5% per month and Mr. Rutherford has been granted a security interest in certain assets of Former BPOMS to secure payment of these amounts.  Under the terms of the agreement the terms of Mr. Rutherford’s 98,680 options to purchase Company common stock issued pursuant to the BPO Management Services, Inc. 2003 Stock Option Plan with an exercise price of $4.662 per share, and 172,690 options to purchase Company common stock issued pursuant to the BPO Management Services, Inc. 2007 Stock Option Plan with an exercise price of $0.162 per share, have been extended and shall be exercisable for a period of twenty-four (24) months after the Termination Date, subject to the terms of the applicable option plan.  From the date of execution of the agreement  through the Termination Date, Mr. Rutherford will continue to perform his normal duties as Chief Financial Officer of the Company, and following the Termination Date Mr. Rutherford will cooperate with the Company regarding outstanding business issues to the extent reasonably requested by the Company and agreed upon by the parties.

Effective May 16, 2009, John M. Carradine, the Company’s current Managing Director of the Healthcare Division is being promoted to Chief Operating Officer of the Company.  In addition, effective May 16, 2009, Ronald K. Herbert, the Company’s current Senior Vice President of Finance will succeed Mr. Rutherford and become the Company’s Chief Financial Officer.

Mr. Carradine, age 50, has served as the Company’s Managing Director for the Healthcare Division since December 30, 2008.  Mr. Carradine served on the board of directors and as Chief Executive Officer of Healthaxis Inc. from October 1, 2005 through December 30, 2008.  Mr. Carradine also served as President of Healthaxis Inc. from February 2004 through December 30, 2008, and also served as Chief Operating Officer of Healthaxis Inc. from February 2004 until October 2005.  Mr. Carradine served as Treasurer and Chief Financial Officer of Healthaxis Inc. from March 2001 to November 2004, and has served as President of Healthaxis Imaging Services, LLC, since April 1, 2002.  From 1998 to 2001, Mr. Carradine served as Chief Financial Officer and a director of Micrografx, Inc., a publicly traded software development and services company with operations in the United States, Europe, Japan, and Australia, where he was responsible for worldwide financial and administrative functions including all finance and accounting, technology operations, planning and investor relations.  From 1990 to 1998, Mr. Carradine served as Vice President of Finance and Chief Financial Officer of Intellicall, Inc., an American Stock Exchange listed manufacturer and provider of telecommunications products and services both in the United States and overseas.  Mr. Carradine began his career with Arthur Young and Company as an Auditor from 1980 to 1983, and subsequently served from 1983 to 1990 as Treasurer for Computer Language Research, Inc., a provider of software and data processing services.

Mr. Herbert, age 40, has served as the Company’s Senior Vice President of Finance since December 30, 2008.  Mr. Herbert served as Chief Financial Officer of Healthaxis Inc. from December 31, 2005 through December 30, 2008.  From February 2004 to December 2005, Mr. Herbert was a consulting CFO for VirtualCFO, Inc., providing fractional CFO and other financial services for companies including venture-backed startups, small public companies, and subsidiaries of international public companies.  From January 2001 to September 2003, Mr. Herbert served as chief financial officer of SANcastle Technologies, Inc., a venture-backed technology startup company.  Mr. Herbert’s experience also includes numerous executive and financial accounting and reporting roles for public companies including Kimberly-Clark, Cyrix, Micrografx, and CompX International.  He began his career as a public accountant with Ernst & Young in Dallas, Texas.  Mr. Herbert received his bachelor’s of business administration from Southern Methodist University and is a licensed Certified Public Accountant in the state of Texas.

Messrs. Carradine and Herbert previously entered into employment agreements with Former BPOMS that became effective upon the consummation of the merger between Former BPOMS and Healthaxis Inc. on December 30, 2008.  These employment agreements will continue to govern the terms of their employment with the Company in their new roles.  Each of the employment agreements has a term of three years from the December 30, 2008 effective date of the merger and includes the following provisions:

•
An initial annual base salary of $175,000 in the case of Mr. Carradine, and $150,000 in the case of Mr. Herbert. All base salaries are subject to annual review and increase in the discretion of the Company’s board of directors.

•
A signing bonus of $75,000 in the case of Mr. Carradine, and $27,500 in the case of Mr. Herbert, was paid on December 30, 2008, and transition bonuses of $50,000 in the case of Mr. Carradine, and $25,000 in the case of Mr. Herbert, have been earned based upon completion of certain transition milestones related to the integration of the businesses of Healthaxis and Former BPOMS. The target payment date for these transition bonuses in the agreements is June 30, 2009.

•
An annual bonus in an amount, if any, as determined by the Company’s board of directors based on achievement of the Company and individual performance goals as established by the Company’s board of directors for each calendar year.   The target bonus amount is equal to 100% of the then current base salary in the case of Mr. Carradine, and 50% of the then current base salary in the case of Mr. Herbert.

•
Participation in the Company’s employee welfare, pension disability and benefit plans as maintained for the benefit of its employees with no material reduction from the previous benefits with Healthaxis Inc.

•	Four weeks of vacation annually and other standard Company paid time off benefits.

•	Reimbursement for all business, travel and entertainment expenses incurred with respect to the business or prospective business of the Company and certain other specified business related expenses.

•	Company provided cell phone and lap top computer as well as a monthly car allowance of $650 in the case of Mr. Carradine and $550 in the case of Mr. Herbert.

•
Effective December 30, 2008, Mr. Carradine received an award of 250,000 shares of restricted stock and Mr. Herbert received an award of 100,000 shares of restricted stock issued under the Healthaxis Inc. 2005 Stock Incentive Plan that will vest over three years in semi-annual installments, and shall also be fully vested on a change in control (as defined in the 2005 Plan) in any transaction occurring following December 30, 2008.  Each employee will also be entitled to additional future equity awards in amounts and on terms consistent with periodic awards to other senior management personnel.

If the employee’s employment is terminated by the Company without cause, or the Company elects to terminate the employee’s employment due to a change of control event, or the employee elects to terminate his employment for good reason, as each are defined in the agreement, then:

•
the Company will pay a lump sum equal to the sum of all accrued and unpaid base salary and vacation pay through the date of termination, and severance pay in an amount equal to the sum of (a) one year of his then current base salary plus (b) a portion of the annual bonus amount prorated from January 1 of the year in which the termination occurs;

•
the Company will continue to provide the employee and his eligible spouse and dependents the various medical, dental and life insurance benefits provided for in the employment agreement or economic equivalent for up to twelve months;

•
the employee’s unvested equity awards will immediately become fully vested and the employee will have three years from the termination date to elect to exercise all of his outstanding stock options or similar awards; and

•	the employee will be entitled to reimbursement of certain amounts to cover the actual cost of outplacement/search firm services from a firm selected by the employee for up to nine months.

If the Company terminates the employee’s employment for cause, as defined in the agreement, or the employee terminates his or her employment without good reason, then:

•	the Company will pay a lump sum equal to all accrued and unpaid base salary and vacation pay through the date of termination;

•	the employee shall have the post-termination exercise rights as contained in the specific award for all fully vested stock options or similar awards with grant dates on or after December 30, 2008;

•
the employee shall have three years from the termination date to elect to exercise all of his or her outstanding fully vested stock options or similar awards with grant dates prior to December 30, 2008; and

•	all other benefits provided under any other agreements, plans or programs of the Company will be available to the employee.

If the employee’s employment is terminated for death or for disability, then the Company will pay all accrued and unpaid base salary and vacation pay and the annual bonus prorated through the through the date of termination and all outstanding unvested equity awards shall be automatically fully vested on the termination date and the employee or his representative shall have three years from the termination date to elect to exercise all of his or her outstanding stock options or similar awards.

Each employee's agreement also sets forth non-competition and non-solicitation covenants binding upon the employee.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1 10.2 10.3
Employment Separation Agreement dated as of May 6, 2009 between the Company, Former BPOMS and Donald W. Rutherford.

Employment Agreement dated as of October 15, 2008 between the Former BPOMS and John M. Carradine.

Employment Agreement dated as of October 15, 2008 between the Former BPOMS and Ronald K. Herbert

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009

BPO MANAGEMENT SERVICES, INC.
By:	/s/ Donald W. Rutherford
Donald W. Rutherford
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Separation Agreement dated as of May 6, 2009 between the Company, BPO Management Services, Inc., a Delaware corporation and subsidiary of the Company, and Donald W. Rutherford.

10.2	Employment Agreement dated as of October 15, 2008 between BPO Management Services, Inc., a Delaware corporation and subsidiary of the Company, and John M. Carradine.

10.3	Employment Agreement dated as of October 15, 2008 between BPO Management Services, Inc., a Delaware corporation and subsidiary of the Company, and Ronald K. Herbert